UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K of RiceBran Technologies (the “Company”) amends the Company’s Form 8-K originally filed with the Securities and Exchange Commission on June 28, 2016 (the “Original Filing”), which set forth the preliminary voting results at the Annual Meeting of Shareholders of the Company held on June 22, 2016 (the “Annual Meeting”).  The Company is filing this amendment to provide the final voting results of the Annual Meeting.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 5, 2016, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting.  The shareholders voted on the following proposals and cast their votes as described below.

1.          Election of seven (7) directors to serve on the Board of Directors until the 2017 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

Director Nominees	FOR
W. John Short	8,944,652
Henk W. Hoogenkamp	8,344,230
Baruch Halpern	8,301,338
David Goldman	8,007,869
Brent Rosenthal	7,463,071
Beth Bronner	7,463,067
Michael Goose	7,397,940
Peter A. Woog	37,149
Stephen D. Baksa	9,800
Marco V. Galante	0
Gary L. Herman	0
Robert C. Schweitzer	0

According to the final tabulation of voting results, W. John Short, Henk W. Hoogenkamp,  Baruch Halpern, David Goldman,  Brent Rosenthal,  Beth Bronner, and Michael Goose  have been elected as directors to serve on the Board of Directors until the 2017 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2.          According to the final tabulation of voting results, Company’s shareholders approved a resolution, on a nonbinding advisory basis, approving the compensation of our named executive officers, as disclosed in the Proxy Statement, as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
4,831,199	3,332,298	306,609	221,280

3.          According to the final tabulation of voting results, Company’s shareholders ratified the appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the for the year ending December 31, 2016, as disclosed in the Proxy Statement, as follows:

Votes For	Votes Against	Abstained
7,315,265	273,704	1,102,417

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: July 11, 2016	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Financial Officer
(Duly Authorized Officer)